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                                                               EXHIBIT 21.1




                      TOYOTA MOTOR CREDIT CORPORATION

                            LIST OF SUBSIDIARIES


                                                        State or Country of
Subsidiary                                            Incorporation/Formation
----------                                            -----------------------

Toyota Motor Insurance Services, Inc.                          California

   Toyota Motor Insurance Company                              Iowa

   Toyota Motor Insurance Corporation of Vermont               Vermont

   Toyota Motor Insurance Agency of Massachusetts, Inc.        Massachusetts

Toyota Motor Credit Receivables Corporation                    California

Toyota Leasing, Inc.                                           California

Toyota Auto Finance Receivables LLC                            Delaware

TCPR Holdings, Inc.                                            California

   Toyota Credit de Puerto Rico Corp                           Commonwealth of
                                                               Puerto Rico

Toyota Services de Mexico, S.A. de C.V.                        Mexico

TFSM Servicios de Mexico, S.A. de C.V.                         Mexico

Toyota Services de Venezuela, C.A.                             Venezuela